Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF CYPRESS ENERGY PARTNERS GP, LLC

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Cypress Energy Partners, L.P. for the fiscal quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof, I, G. Les Austin, Chief Financial Officer of Cypress Energy Partners GP, LLC, the general partner of Cypress Energy Partners, L.P., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of Cypress Energy Partners, L.P.

/s/ G. Les Austin
G. Les Austin
Chief Financial Officer
November 13, 2015